UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2021

Signify Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40028	85-3481223
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue
Norwalk, CT (Address of Principal Executive Offices)		06854 (Zip Code)

Registrant’s telephone number, including area code: (203) 541-4600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange of which registered
Class A Common Stock, par value $0.01 per share	SGFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, the Board of Directors (the “Board”) of Signify Health, Inc. (the “Company”) appointed Heather Dixon to the Board and to the Audit Committee of the Board, effective April 28, 2021, to serve until the Company’s next annual meeting of stockholders or until her successor is duly elected and qualified.

Ms. Dixon, 48, currently serves as the Senior Vice President, Global Controller and Chief Accounting Officer of Walgreens Boots Alliance, having served in that capacity since 2019. From 2017 to 2019, Ms. Dixon served as the Controller and Chief Accounting Officer of Aetna, Inc., and as Assistant Controller from 2016 to 2017. Prior to Aetna, Ms. Dixon served as Assistant Controller of PepsiCo from 2015 to 2016 and in various financial and accounting roles at American Express from 2005 to 2016. From 1994 to 2005, Ms. Dixon was Director, Global Capital Markets Group-London at PricewaterhouseCoopers (2002-2005) and a member of the assurances services team in Dallas (1994-2002). Since 2021, Ms. Dixon has served on the Board of Directors of BrightSpring Health Services. Ms. Dixon is a Certified Public Accountant and holds a Bachelor of Business Administration in Accounting from Southern Methodist University.

As compensation as an independent director pursuant to the Company’s Non-Employee Director Compensation Policy, Ms. Dixon will receive (i) a $60,000 annual cash retainer for service on the Board, payable in equal quarterly installments and prorated for 2021; (ii) a $12,500 annual cash retainer for service on the Audit Committee, payable in equal quarterly installments and prorated for 2021; and (iii) a grant of Restricted Stock Units (“RSUs”) pursuant to the Signify Health, Inc. 2021 Long Term Incentive Plan (the ”Plan”) with a fair market value on the date of grant equal to $190,000 and vesting on the first anniversary of the date of grant. In addition, the Board has approved a special inducement grant of RSUs pursuant to the Plan with a fair market value on the date of grant equal to $190,000 and vesting on the first anniversary of the date of grant.

There are no related party transactions between the Company and Ms. Dixon that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with Ms. Dixon’s appointment as a member of the Board. Ms. Dixon does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

A copy of the press release announcing Ms. Dixon’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Signify Health, Inc., dated April 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNIFY HEALTH, INC.

Date: April 28, 2021	By:	/s/ Adam McAnaney
Name: Adam McAnaney
Title: General Counsel